 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K/A
Amendment No. 1

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 4, 2017

ROGERS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	1-4347 (Commission File Number)	06-0513860 (I.R.S. Employer Identification No.)

2225 W. Chandler Blvd., Chandler, Arizona 85224
(Address of principal executive offices) (Zip Code)
(480) 917-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
This current report on Form 8-K/A amends the current report on Form 8-K filed by Rogers Corporation (the “Company”) with the Securities and Exchange Commission on May 10, 2017 (the “Original 8-K”). The Original 8-K reported the results of the matters submitted to a vote of the Company’s shareholders at the 2017 Annual Meeting of Shareholders on May 4, 2017 (the “Annual Meeting”). The sole purpose of this amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Company’s decision as to how frequently the Company plans to conduct future shareholder advisory votes on the compensation of its named executive officers.
ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
(d) Consistent with the recommendation of the Board of Directors of the Company (the “Board”) set forth in the Company’s proxy statement for the Annual Meeting and the shareholder vote thereat, the Board has determined that the Company will continue to hold advisory votes on the compensation of the Company’s named executive officers on an annual basis until the next shareholder vote on the frequency of such advisory votes.
 SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION

Date: August 4, 2017
/s/ Jay B. Knoll
Jay B. Knoll
Senior Vice President, Corporate Development
General Counsel & Secretary